UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 23, 2010

Teliphone Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-28793	84-1491673
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

194 St-Paul St. West, Suite 303, Montreal, Quebec Canada	H2Y 1Z8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (514) 313-6010

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 23, 2010, the board of directors appointed Mr. Lawry Trevor-Deutsch to serve as a member of the Company’s board of directors until the next annual meeting of the shareholders or until removed by other action as allowed by the corporate bylaws.  There are no family relationships between Mr. Trevor-Deutsch and any other of our directors or executive officers.

Other than as described below, Mr. Trevor-Deutsch has not had any material direct or indirect interest in any of our transactions since the beginning of the Company’s last fiscal year or in any currently proposed transaction.  On September 16, 2009, the Company entered into a verbal loan agreement (the “Loan Agreement”) with Mr. Trevor-Deutsch. The loan agreement provides the Company the opportunity to extend its existing credit facility with its bank, TD Canada Trust (TD).  Under the terms of the Loan Agreement, Mr. Trevor-Deutsch agreed to loan the Company One Hundred Seventy Five Thousand Dollars ($175,000) (the “Loan”) in order to secure a Guaranteed Investment Certificate (“GIC”) for the same principal amount as collateral security for the TD credit facility.  The Company agreed to repay the Loan on demand together with interest at a rate of twelve percent (12%) per year plus any borrowing fees incurred by Mr. Trevor-Deutsch.  Interest of eight percent (8%) under the Loan Agreement is payable partly in cash (four percent (4%)) and partly in shares (four percent (4%)) of the common stock of the Company based on the average quarterly trading price of the Company’s shares as traded on the Over-The-Counter-Bulletin-Board.  As of August 23, 2010, we have paid Mr. Trevor-Deutsch three thousand nine hundred and nine-four ($3,994) in cash and are obligated to issue him 77,900 shares, which have not been issued as of the date of this report.

In 1991, Mr. Trevor-Deutsch founded Strathmere Associates International Limited, a Canadian corporation focused on compiling business and economic development plans, and continues to serve as its President.  From 1983 to 1991,  Mr. Trevor-Deutsch was a consultant with Robertson Nickerson Limited, Consulting Engineers in Ottawa, Ontario Canada where he specialized in economic development projects over a wide variety of industry sectors.  Mr. Trevor-Deutsch is a regular consultant to the World Bank in the area of project feasibility and implementation.  Since May 1999, he has served as a member of the board of directors of International Hi-Tech Industries.  From March 2008 to May 2008, Mr. Lawry Trevor-Deutsch served as President, Chief Executive Officer, Chief Financial Officer, Director, and Chairman of United American Corporation.  Mr. Trevor-Deutsch earned his Bachelor of Science, with honors, and Masters of Science from Carleton University in Ottawa Canada and a joint Master of Business Administration from McGill University in Montreal and the Manchester Business School of the University of Manchester.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 23, 2010

Teliphone Corp.

By:	/s/ George Metrakos
Name:	George Metrakos
Title:	Chief Executive Officer